Exhibit 99.3
AMENDMENT 2017-1
TO THE
NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
COVERING OFFICER-EMPLOYEES OF
CSS INDUSTRIES, INC. AND ITS AFFILIATES

WHEREAS, the Company maintains the Nonqualified Supplemental Executive Retirement Plan Covering Officer-Employees of CSS Industries, Inc. and Its Affiliates (the “SERP”) for the benefit of its and its participating subsidiaries’ eligible employees;
WHEREAS, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) has approved an amendment to Section 8.11 of the SERP to provide the Deferred Compensation Plan Committee with the authority to appoint trustees of any trust that is established in order for the Company to contribute assets to provide itself with a source of funds in other to assist it in meeting its obligations under the SERP; and
WHEREAS, Section 8.01 of the SERP provides that the Committee may amend, suspend, discontinue or terminate the SERP at any time.
NOW, THEREFORE, in accordance with the foregoing, effective as of August 1, 2017, the SERP is hereby amended as follows:
1. The second sentence of Section 8.11 of the SERP is hereby amended in its entirety to read as follows:
“At its discretion, the Employer may establish one or more trusts, with such trustees as the Board or the Deferred Compensation Plan Committee may approve, for the purpose of assisting in the payment of such benefits.”
2.     As thus amended, the SERP, including this Amendment 2017-1 thereto, hereby constitute the SERP.
IN WITNESS WHEREOF, the undersigned hereby executes this Amendment 2017-1 to the SERP this 1st day of August, 2017.

CSS Industries, Inc. By: /s/ William G. Kiesling William G. Kiesling Vice President - Legal and Licensing and General Counsel